PRESS RELEASE

Global Payments Reports Fourth Quarter and Full Year 2019 Results and
Establishes 2020 Growth Outlook

ATLANTA, February 12, 2020 -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2019.
"We delivered one of the finest strategic, operational and financial years in our history in 2019. Our transformational merger with TSYS redefined our industry landscape, creating the worldwide leader in payments technology," said Jeff Sloan, Chief Executive Officer. "Our differentiated focus on software, partnered and owned, omnichannel solutions and faster growth markets generated significant competitive wins and enabled our expansion into new geographies, further validating the distinctiveness of our business model."
Sloan added, "Our momentum continued in the fourth quarter of 2019, with growth accelerating as we exceeded our expectations for the quarter and year. Looking forward, we are tremendously excited about the opportunities that will enable us to maintain industry leading growth as a combined company."

Full Year 2019 Summary

•	GAAP revenues were $4.91 billion, compared to $3.37 billion in 2018; diluted earnings per share were $2.16 compared to $2.84 in the prior year; and operating margin was 16.1%.

•	Adjusted net revenue[1] grew 48% to $4.59 billion, compared to $3.10 billion in 2018. As previously disclosed, this new non-GAAP revenue convention does not include the addition of network fees.

•	Adjusted earnings per share grew 20% to $6.22, compared to $5.19 in 2018.

•	Adjusted operating margin was 39.7%, substantially exceeding our expectations.

1 Excludes $1.05 billion and $0.87 billion in 2019 and 2018, respectively, previously included in our prior non-GAAP guidance convention that included network fees.

Fourth Quarter 2019 Summary

•	GAAP revenues were $2.0 billion, compared to $881 million in the fourth quarter of 2018; diluted earnings per share were $0.34 compared to $0.47 in the prior year; and operating margin was 9.9%.

•
Adjusted net revenue[1] grew 120% to $1.80 billion, compared to $819 million in the fourth quarter of 2018. As previously disclosed, this new non-GAAP revenue convention does not include the addition of network fees.

•	Adjusted earnings per share grew 22% to $1.62, compared to $1.33 in the fourth quarter of 2018.

•	Adjusted operating margin was 38.3%, substantially exceeding our expectations.

1 Excludes $0.37 billion and $0.22 billion in 2019 and 2018, respectively, previously included in our prior non-GAAP guidance convention that included network fees.

Synergy Update
“We could not be more excited about the outlook for 2020 as we leverage our differentiated payments technology model and execute on the significant cross-selling opportunities as a combined company. We now expect annual run-rate expense synergies of at least $350 million within three years, an increase from our prior expectation of more than $325 million. Further, we continue to expect annual run-rate revenue synergies of at least $125 million from the merger within that same period,” stated Cameron Bready, President and Chief Operating Officer. “Our strong fourth quarter results serve as an early indication of the value creation enabled by our merger with TSYS and reflect the tremendous progress we have already made in integrating our premier payments businesses.”

2020 Outlook
“We delivered outstanding financial results that exceeded our expectations for both the fourth quarter and the full year 2019,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “Based on our strong performance and continuing momentum, we are optimistic about the financial outlook for our business. The company expects full year 2020 adjusted net revenue of $7.68 billion to $7.75 billion, representing growth of 67% to 69%, or 8% to 9% on a combined basis. Annual adjusted operating margin for 2020 is expected to expand by up to 250 basis points on a combined basis and by up to 75 basis points on a reported basis. We expect adjusted earnings per share growth of 20% to 23% over 2019.”

(in billions, except per share)	2019 Actual	2020 Outlook	% Change
GAAP revenue	$4.91	$8.45 to $8.52	72% to 74%
Adjusted net revenue[1]	$4.59	$7.68 to $7.75	67% to 69%
Adjusted earnings per share	$6.22	$7.43 to $7.62	20% to 23%
1 Excludes $1.60 billion and $1.05 billion in 2020 and 2019, respectively, previously included in our prior non-GAAP guidance convention that included network fees.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable March 27, 2020 to shareholders of record as of March 13, 2020.

Conference Call
Global Payments’ management will host a conference call today, February 12, 2020, at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share information determined in accordance with GAAP by providing these measures, and other measures with certain adjustments (such measures being non-GAAP financial measures) on an adjusted basis in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.
Headquartered in Georgia with over 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayments), LinkedIn and Facebook.

Forward-Looking Statements
Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Global Payments operates, beliefs of and assumptions made by Global Payments management, and the anticipated outcome and benefits of the merger of Global Payments and TSYS, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “estimates,” “forecasts,” “projects,” “plans,” “may,” “could,” “should,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the merger transaction, including expected future financial and operating results and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future —including statements relating to projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; statements of plans and objectives of Global Payments or its management or Board of Directors, including those relating to products or services; and statements of future economic performance — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.
Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the outcome of any legal proceedings that may be instituted against Global Payments or its or TSYS’ current or former directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the merger or integration that will harm Global Payments’ business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the merger, including as it relates to the businesses’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments to maintain Visa and Mastercard registration and financial institution sponsorship; the ability of Global Payments to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Global Payments operates; increased competition in the markets in which Global Payments operates and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond Global

Payments’ control, such as acts of terrorism, and other factors included in the “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in other documents that the company files with the SEC, which are available at http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and Global Payments undertakes no obligation to update forward-looking statements.
As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Revenues	$1,987,760	$880,555	125.7%	$4,911,892	$3,366,366	45.9%
Operating expenses:
Cost of service	1,041,136	313,071	232.6%	2,073,803	1,095,014	89.4%
Selling, general and administrative	750,462	400,498	87.4%	2,046,672	1,534,297	33.4%
	1,791,598	713,569	151.1%	4,120,475	2,629,311	56.7%
Operating income	196,162	166,986	17.5%	791,417	737,055	7.4%
Interest and other income	11,068	3,323	233.1%	31,413	20,719	51.6%
Interest and other expense	(84,047)	(55,939)	50.2%	(304,905)	(195,619)	55.9%
	(72,979)	(52,616)	38.7%	(273,492)	(174,900)	56.4%
Income before income taxes and equity in income of equity method investments	123,183	114,370	7.7%	517,925	562,155	(7.9)%
Income tax expense	(22,423)	(31,047)	(27.8)%	(62,190)	(77,488)	(19.7)%
Income before equity in income of equity method investments	100,760	83,323	20.9%	455,735	484,667	(6.0)%
Equity in income of equity method investments, net of tax	13,541	—	NM	13,541	—	NM
Net income	114,301	83,323	37.2%	469,276	484,667	(3.2)%
Less: Net income attributable to noncontrolling interests, net of income tax	(11,531)	(8,109)	42.2%	(38,663)	(32,614)	18.5%
Net income attributable to Global Payments	$102,770	$75,214	36.6%	$430,613	$452,053	(4.7)%

Earnings per share attributable to Global Payments:
Basic	$0.34	$0.48	(29.2)%	$2.17	$2.85	(23.9)%
Diluted	$0.34	$0.47	(27.7)%	$2.16	$2.84	(23.9)%
Weighted-average number of shares outstanding:
Basic	300,528	158,213		198,298	158,672
Diluted	302,342	158,711		199,134	159,271

NM - Not Meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019(1)	2018	% Change

Adjusted net revenue	$1,803,902	$819,040	120.2%	$4,587,601	$3,097,320	48.1%

Adjusted operating income	$690,224	$328,256	110.3%	$1,821,302	$1,256,447	45.0%

Adjusted net income attributable to Global Payments	$488,618	$211,551	131.0%	$1,238,653	$826,337	49.9%

Adjusted diluted earnings per share attributable to Global Payments	$1.62	$1.33	21.8%	$6.22	$5.19	19.8%

___________________

(1) Non-GAAP financial measures included in these schedules reflect TSYS results from the date the merger closed through the end of the period presented.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three months ended December 31,
	2019		2018		% Change
	GAAP(1)	Non-GAAP(2)	GAAP(1)	Non-GAAP(2)	GAAP	Non-GAAP
Revenues:
Merchant Solutions	$1,285,940	$1,160,963	$875,221	$813,706	46.9%	42.7%
Issuer Solutions	518,532	459,004	5,334	5,334	NM	NM
Business and Consumer Solutions	199,544	199,544	—	—	NM	NM
Intersegment Elimination	(16,256)	(15,609)	—	—	NM	NM
	$1,987,760	$1,803,902	$880,555	$819,040	125.7%	120.2%

Operating income:
Merchant Solutions	$308,649	$522,460	$219,477	$355,600	40.6%	46.9%
Issuer Solutions	69,252	184,735	3,399	3,399	NM	NM
Business and Consumer Solutions	16,108	42,812	—	—	NM	NM
Corporate	(197,847)	(59,783)	(55,890)	(30,743)	254.0%	94.5%
	$196,162	$690,224	$166,986	$328,256	17.5%	110.3%

	Years Ended December 31,
	2019		2018		% Change
	GAAP(1)	Non-GAAP(2)	GAAP(1)	Non-GAAP(2)	GAAP	Non-GAAP
Revenues:
Merchant Solutions	$4,098,580	$3,843,547	$3,345,181	$3,076,135	22.5%	24.9%
Issuer Solutions	604,654	534,749	21,185	21,185	NM	NM
Business and Consumer Solutions	227,440	227,440	—	—	NM	NM
Intersegment Elimination	(18,782)	(18,135)	—	—	NM	NM
	$4,911,892	$4,587,601	$3,366,366	$3,097,320	45.9%	48.1%

Operating income:
Merchant Solutions	$1,148,975	$1,722,133	$940,157	$1,364,009	22.2%	26.3%
Issuer Solutions	82,172	215,678	14,084	14,084	NM	NM
Business and Consumer Solutions	19,473	50,820	—	—	NM	NM
Corporate	(459,203)	(167,329)	(217,186)	(121,646)	111.4%	37.6%
	$791,417	$1,821,302	$737,055	$1,256,447	7.4%	45.0%
______________________

NM - not meaningful. Due to the merger with TSYS and the new segment structure resulting from it, year-over-year growth rates are not meaningful.

(1)
In the fourth quarter of 2019, as a result of the merger with TSYS, the company realigned its organizational structure. Management has determined that the company's new reportable segments as of December 31, 2019 were: Merchant Solutions, Issuer Solutions and Business and Consumer Solutions. On January 15, 2020, the company filed an 8-K furnishing Supplemental Combined Financial Information that included the presentation of Global Payments historical GAAP under the new reporting segment structure.

(2)
See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,678,273	$1,210,878
Accounts receivable, net	895,232	348,400
Settlement processing assets	1,353,778	1,600,222
Prepaid expenses and other current assets	439,165	216,708
Total current assets	4,366,448	3,376,208
Goodwill	23,759,740	6,341,355
Other intangible assets, net	13,154,655	2,488,618
Property and equipment, net	1,382,802	653,542
Deferred income taxes	6,292	8,128
Other noncurrent assets	1,810,225	362,923
Total assets	$44,480,162	$13,230,774

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$463,237	$700,486
Current portion of long-term debt	35,137	115,075
Accounts payable and accrued liabilities	1,822,166	1,176,703
Settlement processing obligations	1,258,806	1,276,356
Total current liabilities	3,579,346	3,268,620
Long-term debt	9,090,364	5,015,168
Deferred income taxes	3,145,641	585,025
Other noncurrent liabilities	609,822	175,618
Total liabilities	16,425,173	9,044,431
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2019 and 200,000,000 shares authorized at December 31, 2018; 300,225,590 shares issued and outstanding at December 31, 2019 and 157,961,982 shares issued and outstanding at December 31, 2018	—	—
Paid-in capital	25,833,307	2,235,167
Retained earnings	2,333,011	2,066,415
Accumulated other comprehensive loss	(310,571)	(310,175)
Total Global Payments shareholders’ equity	27,855,747	3,991,407
Noncontrolling interests	199,242	194,936
Total equity	28,054,989	4,186,343
Total liabilities and equity	$44,480,162	$13,230,774

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$469,276	$484,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	211,200	145,128
Amortization of acquired intangibles	667,135	377,685
Amortization of capitalized contract costs	66,086	51,541
Share-based compensation expense	89,634	57,826
Provision for operating losses and bad debts	100,188	43,237
Noncash lease expense	52,612	—
Deferred income taxes	(108,309)	(1,451)
Other, net	(570)	(8,025)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(115,528)	(33,386)
Settlement processing assets and obligations, net	213,701	83,478
Prepaid expenses and other assets	(159,056)	(160,800)
Accounts payable and other liabilities	(95,091)	66,182
Net cash provided by operating activities	1,391,278	1,106,082
Cash flows from investing activities:
Acquisitions, net of cash acquired	(644,622)	(1,259,692)
Capital expenditures	(307,868)	(213,290)
Other, net	35,404	(3,305)
Net cash used in investing activities	(917,086)	(1,476,287)
Cash flows from financing activities:
Net (repayments of) borrowings from settlement lines of credit	(236,473)	70,783
Proceeds from long-term debt	7,203,903	2,774,214
Repayments of long-term debt	(6,484,689)	(2,304,314)
Payments of debt issuance costs	(43,599)	(16,345)
Repurchases of common stock	(311,383)	(208,198)
Proceeds from stock issued under share-based compensation plans	24,514	14,318
Common stock repurchased - share-based compensation plans	(62,577)	(31,510)
Distributions to noncontrolling interests	(31,632)	(5,686)
Preacquisition dividends paid to former TSYS shareholders	(23,240)	—
Dividends paid	(63,498)	(6,332)
Net cash (used in) provided by financing activities	(28,674)	286,930
Effect of exchange rate changes on cash	21,877	(41,702)
Increase (decrease) in cash and cash equivalents	467,395	(124,977)
Cash and cash equivalents, beginning of the period	1,210,878	1,335,855
Cash and cash equivalents, end of the period	$1,678,273	$1,210,878

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2019
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP
Revenues	$1,987,760	$(183,858)	$—	$—	$1,803,902

Operating income	$196,162	$2,708	$491,354	$—	$690,224

Net income attributable to Global Payments	$102,770	$2,708	$485,041	$(101,901)	$488,618

Diluted earnings per share attributable to Global Payments	$0.34				$1.62

Diluted weighted average shares outstanding	302,342				302,342

	Three Months Ended December 31, 2018
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP
Revenues	$880,555	$(61,515)	$—	$—	$819,040

Operating income	$166,986	$4,469	$156,801	$—	$328,256

Net income attributable to Global Payments	$75,214	$4,469	$153,877	$(22,009)	$211,551

Diluted earnings per share attributable to Global Payments	$0.47				$1.33

Diluted weighted average shares outstanding	158,711				158,711
______________________

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2019 and December 31, 2018, includes $2.7 million and $4.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended December 31, 2019, earnings adjustments to operating income include $351.6 million in cost of services (COS) and $139.7 million in selling, general and administrative expenses (SG&A). Adjustments to COS include amortization of acquired intangibles of $322.2 million and acquisition and integration expenses of $29.4 million. Adjustments to SG&A include share-based compensation expense of $33.8 million and acquisition and integration expenses of $105.9 million. Net income attributable to Global Payments also reflects the removal of a $4.4 million gain related to the partial sale of our investment in Brazil.

For the three months ended December 31, 2018, earnings adjustments to operating income include $122.8 million in COS and $34.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $114.5 million and acquisition and integration expenses of $8.3 million. Adjustments to SG&A include share-based compensation expense of $12.9 million, acquisition and integration expenses of $13.4 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $0.1 million.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

For the three months ended December 31, 2018, also includes the removal of $9.7 million income tax expense related to tax reform and the removal of tax expense associated with the vesting of share-based awards.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2019
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP
Revenues	$4,911,892	$(324,291)	$—	$—	$4,587,601

Operating income	$791,417	$15,351	$1,014,534	$—	$1,821,302

Net income attributable to Global Payments	$430,613	$15,351	$1,036,550	$(243,861)	$1,238,653

Diluted earnings per share attributable to Global Payments	$2.16				$6.22

Diluted weighted average shares outstanding	199,134				199,134

	Year Ended December 31, 2018
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP
Revenues	$3,366,366	$(269,046)	$—	$—	$3,097,320

Operating income	$737,055	$11,534	$507,858	$—	$1,256,447

Net income attributable to Global Payments	$452,053	$11,534	$495,798	$(133,048)	$826,337

Diluted earnings per share attributable to Global Payments	$2.84				$5.19

Diluted weighted average shares outstanding	159,271				159,271
______________________

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the twelve months ended December 31, 2019 and December 31, 2018, includes $15.4 million and $11.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the year ended December 31, 2019, earnings adjustments to operating income include $711.1 million in COS and $303.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $669.3 million and acquisition and integration expenses of $41.8 million. Adjustments to SG&A include share-based compensation expense of $89.6 million and acquisition and integration expenses of $213.8 million.

Net income attributable to Global Payments also reflects the removal of $34.3 million in charges from interest expense in connection with the merger with TSYS. These include fees related to the bridge facility the company entered into, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense on new senior notes attributable to the period between issuance and merger close, net of interest income earned from these notes while in escrow. Also includes the removal of a $4.4 million gain related to the partial sale of our investment in Brazil.

For the year ended December 31, 2018, earnings adjustments to operating income include $392.4 million in COS and $115.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $379.9 million, acquisition and integration expenses of $9.5 million, employee termination benefits of $1.4 million and other adjustments of $1.6 million. Adjustments to SG&A include share-based compensation expense of $57.8 million, acquisition and integration expenses of $46.6 million, employee termination benefits of $3.3 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $0.1 million.
Net income attributable to Global Payments also reflects adjustments to remove a $9.6 million gain recognized on the reorganization of Interac Association, of which we were a member through one of our Canadian subsidiaries, and a charge of $5.2 million associated with the refinancing of our corporate credit facility.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

For the twelve months ended December 31, 2018, also includes the removal of a $22.9 million income tax benefit related to tax reform and a $4.7 million tax expense associated with certain discrete tax items related to the impact of changes in state effective income tax rates on deferred liabilities.
See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,285,940	$(124,977)	$—	$1,160,963
Issuer Solutions	518,532	(59,528)	—	459,004
Business and Consumer Solutions	199,544	—	—	199,544
Intersegment Elimination	(16,256)	647	—	(15,609)
	$1,987,760	$(183,858)	$—	$1,803,902

Operating income:
Merchant Solutions	$308,649	$131	$213,680	$522,460
Issuer Solutions	69,252	2,577	112,906	184,735
Business and Consumer Solutions	16,108	—	26,704	42,812
Corporate	(197,847)	—	138,064	(59,783)
	$196,162	$2,708	$491,354	$690,224

	Three Months Ended December 31, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$875,221	$(61,515)	$—	$813,706
Issuer Solutions	5,334	—	—	5,334
Business and Consumer Solutions	—	—	—	—
	$880,555	$(61,515)	$—	$819,040

Operating income:
Merchant Solutions	$219,477	$4,469	$131,654	$355,600
Issuer Solutions	3,399	—	—	3,399
Business and Consumer Solutions	—	—	—	—
Corporate	(55,890)	—	25,147	(30,743)
	$166,986	$4,469	$156,801	$328,256
______________________

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2019 and December 31, 2018, includes $2.7 million and $4.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended December 31, 2019, earnings adjustments to operating income include $351.6 million in COS and $139.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $322.2 million and acquisition and integration expenses of $29.4 million. Adjustments to SG&A include share-based compensation expense of $33.8 million and acquisition and integration expenses of $105.9 million.

For the three months ended December 31, 2018, earnings adjustments to operating income include $122.8 million COS and $34.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $114.5 million and acquisition and integration expenses of $8.3 million. Adjustments to SG&A include share-based compensation expense of $12.9 million, acquisition and integration expenses of $13.4 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $0.1 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2019
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$4,098,580	$(255,033)	$—	$3,843,547
Issuer Solutions	604,654	(69,905)	—	534,749
Business and Consumer Solutions	227,440	—	—	227,440
Intersegment Elimination	(18,782)	647	—	(18,135)
	$4,911,892	$(324,291)	$—	$4,587,601

Operating income:
Merchant Solutions	$1,148,975	$12,774	$560,384	$1,722,133
Issuer Solutions	82,172	2,577	130,929	215,678
Business and Consumer Solutions	19,473	—	31,347	50,820
Corporate	(459,203)	—	291,874	(167,329)
	$791,417	$15,351	$1,014,534	$1,821,302

	Year Ended December 31, 2018
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$3,345,181	$(269,046)	$—	$3,076,135
Issuer Solutions	21,185	—	—	21,185
Business and Consumer Solutions	—	—	—	—
	$3,366,366	$(269,046)	$—	$3,097,320

Operating income:
Merchant Solutions	$940,157	$11,534	$412,318	$1,364,009
Issuer Solutions	14,084	—	—	14,084
Business and Consumer Solutions	—	—	—	—
Corporate	(217,186)	—	95,540	(121,646)
	$737,055	$11,534	$507,858	$1,256,447
______________________

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the twelve months ended December 31, 2019 and December 31, 2018, includes $15.4 million and $11.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the year ended December 31, 2019, earnings adjustments to operating income include $711.1 million in COS and $303.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $669.3 million and acquisition and integration expenses of $41.8 million. Adjustments to SG&A include share-based compensation expense of $89.6 million and acquisition and integration expenses of $213.8 million.

For the year ended December 31, 2018, earnings adjustments to operating income include $392.4 million in COS and $115.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $379.9 million, acquisition and integration expenses of $9.5 million, employee termination benefits of $1.4 million and other adjustments of $1.6 million. Adjustments to SG&A include share-based compensation expense of $57.8 million, acquisition and integration expenses of $46.6 million, employee termination benefits of $3.3 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $0.1 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2019	2020 Outlook	% Change
Revenues:
GAAP revenues	$4.91	$8.45 to $8.52	72% to 74%
Adjustments(1)	(0.32)	(0.77)
Adjusted net revenue	$4.59	$7.68 to $7.75	67% to 69%

Earnings Per Share:
GAAP diluted EPS	$2.16	$3.75 to $3.94	74% to 83%
Adjustments(2)	4.06	3.69
Adjusted diluted EPS	$6.22	$7.43 to $7.62	20% to 23%

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
Adjustments to 2019 GAAP diluted EPS include software-related contract liability adjustments described above of $0.08, acquisition related amortization expense of $3.32 share-based compensation expense of $0.45, acquisition and integration expense of $1.28, the removal of a $0.02 gain related to the partial sale of our Brazil investment and the removal of an interest expense charge of $0.17 in connection with the merger with TSYS. Also, adjustments to 2019 GAAP diluted EPS includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.